Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Second Quarter 2024 Financial Results

Second Quarter Highlights:

•Achieved revenue of $98.0 million in the second quarter of 2024 versus $89.3 million in the second quarter of 2023, an increase of 10% on both a GAAP and constant currency basis
•Net loss was ($2.1) million or ($0.05) per fully diluted share and non-GAAP net income was $2.9 million or $0.07 per fully diluted share in the second quarter of 2024
•Adjusted EBITDA increased 35% to $18.6 million in the second quarter of 2024 compared to $13.8 million in the second quarter of 2023
•Raised FY24 revenue guidance to 10% to 12% year-over-year growth on a constant currency basis, an increase of 0.5% at the midpoint
•Raised FY24 adjusted EBITDA guidance to 28% to 34% year-over-year growth, an increase of 1% at the midpoint

ATLANTA, GA – (August 8, 2024) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the second quarter ended June 30, 2024.

“In the second quarter, we continued to make substantial progress on our strategic growth initiatives to drive sustained and profitable growth, and we further solidified our position as the leader in the aortic disease space. Revenue growth in the second quarter was driven by year-over-year constant currency growth in On-X of 15% and stent grafts of 13%, both compared to the second quarter of 2023. We also saw continued revenue strength across Latin America and Asia Pacific, which grew 25% and 15%, respectively, in the second quarter on a constant currency basis compared to the same period last year. In addition to our strong revenue performance, adjusted EBITDA grew 35% this quarter, demonstrating our ability to scale the business and continue to expand adjusted EBITDA margins,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin concluded, “Given our second quarter performance, we are raising our full year revenue and adjusted EBITDA expectations for 2024.”

Second Quarter 2024 Financial Results
Total revenues for the second quarter of 2024 were $98.0 million, an increase of 10% on both a GAAP basis and constant currency basis, both compared to the second quarter of 2023.

Net loss for the second quarter of 2024 was ($2.1) million, or ($0.05) per fully diluted common share, compared to net loss of ($3.4) million, or ($0.08) per fully diluted common share for the second quarter of 2023. Non-GAAP net income for the second quarter of 2024 was $2.9 million, or $0.07 per fully diluted common share, compared to non-GAAP net income of $2.3 million, or $0.06 per fully diluted common share for the second quarter of 2023. Non-GAAP net income for the second quarter of 2024 includes pretax losses related to foreign currency revaluation of $0.9 million.

2024 Financial Outlook
Artivion is raising its revenue guidance range and now expects constant currency revenue growth of between 10% to 12% for the full year 2024, compared to the 9% to 12% previously provided. Growth rates are compared to 2023. The Company expects revenues to be in the range of $388 to $396 million compared to the previously articulated range of $386 to $396 million. At current rates, the Company expects negligible year-over-year currency impact on the full year 2024 revenues.

Additionally, Artivion is raising its adjusted EBITDA guidance range and now expects growth of between 28% and 34% for the full year 2024, compared to the 26% to 34% previously provided. Growth rates are compared to 2023. The Company expects adjusted EBITDA to be in the range of $69 to $72 million compared to the previously articulated range of $68 to $72 million.

The Company's financial performance for 2024 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP general, administrative, and marketing, and free cash flows results exclude (as applicable) depreciation and amortization expense, interest income and expense, stock-based compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, corporate rebranding expense, business development, integration, and severance income or expense, loss on extinguishment of debt, and non-cash interest expense. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

Webcast and Conference Call Information
The company will hold a teleconference call and live webcast on August 8, 2024, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13746922.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward Looking-Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, those regarding our full year revenue expectations and our confidence in our ability to meet or exceed our adjusted EBITDA target for 2024; the timeline for regulatory approval for AMDS and other products; that our revenues for the full year 2024 will be in the range of $388 and $396 million, representing revenue growth of between 10% to 12% compared to 2023 on a constant currency basis; expect, at current exchange rates, negligible currency impact on the 2024 full year revenues; and expect non-GAAP adjusted EBITDA to increase between 28% and 34% for the full year 2024 compared to 2023, resulting in non-GAAP adjusted EBITDA in the range of $69 to $72 million in 2024. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions, the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2023, and our Form 10-Q for the quarter ended June 30, 2024. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Products	$73,210	$66,003	$144,324	$128,294
Preservation services	24,809	23,248	51,126	44,186
Total revenues	98,019	89,251	195,450	172,480

Cost of products and preservation services:
Products	24,545	20,977	48,295	40,510
Preservation services	10,150	10,190	20,885	20,159
Total cost of products and preservation services	34,695	31,167	69,180	60,669

Gross margin	63,324	58,084	126,270	111,811

Operating expenses:
General, administrative, and marketing	49,320	57,241	80,009	107,606
Research and development	7,497	7,418	14,443	14,641
Total operating expenses	56,817	64,659	94,452	122,247
Gain from sale of non-financial assets	—	(14,250)	—	(14,250)
Operating income	6,507	7,675	31,818	3,814

Interest expense	8,304	6,356	16,130	12,452
Interest income	(353)	(265)	(727)	(340)
Loss on extinguishment of debt	—	—	3,669	—
Other expense, net	983	4,241	2,392	3,278

(Loss) income before income taxes	(2,427)	(2,657)	10,354	(11,576)
Income tax (benefit) expense	(306)	725	4,942	5,338

Net (loss) income	$(2,121)	$(3,382)	$5,412	$(16,914)

(Loss) income per share:
Basic	$(0.05)	$(0.08)	$0.13	$(0.41)
Diluted	$(0.05)	$(0.08)	$0.13	$(0.41)

Weighted-average common shares outstanding:
Basic	41,683	40,755	41,487	40,595
Diluted	41,683	40,755	42,405	40,595

Net (loss) income	$(2,121)	$(3,382)	$5,412	$(16,914)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(2,727)	1,026	(5,864)	$5,647
Unrealized gain (loss) from foreign currency intra-entity loans, net of tax	404	800	2,013	(205)
Comprehensive (loss) income	$(4,444)	$(1,556)	$1,561	$(11,472)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,019	$58,940
Trade receivables, net	73,890	71,796
Other receivables	5,063	2,342
Inventories, net	80,802	81,976
Deferred preservation costs, net	50,674	49,804
Prepaid expenses and other	19,514	15,810
Total current assets	284,962	280,668

Goodwill	244,008	247,337
Acquired technology, net	135,151	142,593
Operating lease right-of-use assets, net	41,655	43,822
Property and equipment, net	37,440	38,358
Other intangibles, net	29,261	29,638
Deferred income taxes	3,309	1,087
Other long-term assets	13,753	8,894
Total assets	$789,539	$792,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,728	$13,318
Accrued expenses	16,490	12,732
Accrued compensation	13,995	18,715
Current maturities of operating leases	3,283	3,395
Taxes payable	1,734	3,840
Accrued procurement fees	1,472	1,439
Current portion of long-term debt	268	1,451
Other current liabilities	1,612	2,972
Total current liabilities	50,582	57,862

Long-term debt	313,295	305,531
Contingent consideration	48,210	63,890
Non-current maturities of operating leases	41,967	43,977
Deferred income taxes	21,719	21,851
Deferred compensation liability	7,455	6,760
Non-current finance lease obligation	3,202	3,405
Other long-term liabilities	8,053	7,341
Total liabilities	$494,483	$510,617

Commitments and contingencies

Shareholders’ equity:
Preferred stock	—	—
Common stock (75,000 shares authorized, 43,279 and 42,569 shares issued in 2024 and 2023, respectively)	433	426
Additional paid-in capital	367,627	355,919
Retained deficit	(42,495)	(47,907)
Accumulated other comprehensive loss	(15,861)	(12,010)
Treasury stock, at cost, 1,487 shares as of June 30, 2024 and December 31, 2023	(14,648)	(14,648)
Total shareholders’ equity	295,056	281,780

Total liabilities and shareholders’ equity	$789,539	$792,397

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Net cash flows from operating activities:
Net income (loss)	$5,412	$(16,914)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	11,800	11,501
Non-cash compensation	7,730	7,279
Non-cash lease expense	3,897	3,631
Loss on extinguishment of debt	3,669	—
Write-down of inventories and deferred preservation costs	1,508	2,021
Deferred income taxes	994	(8,073)
Fair value adjustment of long-term loan	—	5,000
Gain from sale of non-financial assets	—	(14,250)
Change in fair value of contingent consideration	(15,680)	15,700
Other	1,178	1,836
Changes in operating assets and liabilities:
Inventories and deferred preservation costs	(2,165)	(6,921)
Prepaid expenses and other assets	(5,224)	(2,317)
Accounts payable, accrued expenses, and other liabilities	(6,031)	1,607
Receivables	(6,446)	655
Net cash flows provided by operating activities	642	755

Net cash flows from investing activities:
Proceeds from sale of non-financial assets, net	—	14,250
Payments for Endospan Agreement	—	(5,000)
Capital expenditures	(6,124)	(5,015)
Net cash flows (used in) provided by investing activities	(6,124)	4,235

Net cash flows from financing activities:
Proceeds from issuance of debt	190,000	—
Proceeds from revolving credit facility	30,000	—
Proceeds from exercise of stock options and issuance of common stock	3,587	2,581
Proceeds from financing insurance premiums	—	3,558
Principal payments on short-term notes payable	(1,027)	(529)
Payment of debt issuance costs	(10,044)	—
Repayment of debt	(211,688)	(1,381)
Other	(272)	(825)
Net cash flows provided by financing activities	556	3,404

Effect of exchange rate changes on cash and cash equivalents	1,005	1,030
(Decrease) increase in cash and cash equivalents	(3,921)	9,424

Cash and cash equivalents beginning of period	58,940	39,351
Cash and cash equivalents end of period	$55,019	$48,775

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Products:
Aortic stent grafts	$32,190	$28,359	$64,293	$54,509
On-X	20,645	17,946	40,326	35,602
Surgical sealants	18,545	16,566	35,526	33,269
Other	1,830	3,132	4,179	4,914
Total products	73,210	66,003	144,324	128,294

Preservation services	24,809	23,248	51,126	44,186
Total revenues	$98,019	$89,251	$195,450	$172,480

North America	48,662	46,268	99,590	89,513
Europe, the Middle East, and Africa	34,145	30,143	67,733	58,072
Asia Pacific	9,653	8,375	17,262	16,253
Latin America	5,559	4,465	10,865	8,642
Total revenues	$98,019	$89,251	$195,450	$172,480

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
In Thousands
(Unaudited)

	Revenues for the Three Months Ended June 30,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$32,190	$28,359	$148	$28,507	13%
On-X	20,645	17,946	(3)	17,943	15%
Surgical sealants	18,545	16,566	—	16,566	12%
Other	1,830	3,132	(2)	3,130	-42%
Total products	73,210	66,003	143	66,146	11%

Preservation services	24,809	23,248	(6)	23,242	7%
Total	$98,019	$89,251	$137	$89,388	10%

North America	48,662	46,268	(11)	46,257	5%
Europe, the Middle East, and Africa	34,145	30,143	177	30,320	13%
Asia Pacific	9,653	8,375	(1)	8,374	15%
Latin America	5,559	4,465	(28)	4,437	25%
Total	$98,019	$89,251	$137	$89,388	10%

	Revenues for the Six Months Ended June 30,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$64,293	$54,509	896	$55,405	16%
On-X	40,326	35,602	101	35,703	13%
Surgical sealants	35,526	33,269	118	33,387	6%
Other	4,179	4,914	3	4,917	-15%
Total products	144,324	128,294	1,118	129,412	12%

Preservation services	51,126	44,186	(4)	44,182	16%
Total	$195,450	$172,480	$1,114	$173,594	13%

North America	99,590	89,513	(7)	89,506	11%
Europe, the Middle East, and Africa	67,733	58,072	982	59,054	15%
Asia Pacific	17,262	16,253	(1)	16,252	6%
Latin America	10,865	8,642	140	8,782	24%
Total	$195,450	$172,480	$1,114	$173,594	13%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of G&A expense, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$49,320	$57,241	$80,009	$107,606
Business development, integration, and severance expense (income)	2,033	11,101	(15,354)	16,098
Corporate rebranding expense	—	69	—	218
Abandonment of CardioGenesis Cardiac laser therapy business	—	160	—	160
Adjusted G&A, non-GAAP	$47,287	$45,911	$95,363	$91,130

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net (loss) income, GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(2,121)	$(3,382)	$5,412	$(16,914)
Adjustments:
Interest expense	8,304	6,356	16,130	12,452
Depreciation and amortization expense	5,891	5,767	11,800	11,501
Stock-based compensation expense	4,252	3,938	7,730	7,279
Income tax (benefit) expense	(306)	725	4,942	5,338
Loss on extinguishment of debt	—	—	3,669	—
Loss (gain) on foreign currency revaluation	943	(797)	2,353	(1,770)
Abandonment of CardioGenesis Cardiac laser therapy business	—	390	—	390
Corporate rebranding expense	—	69	—	218
Gain from sale of non-financial assets	—	(14,250)	—	(14,250)
Interest income	(353)	(265)	(727)	(340)
Business development, integration, and severance expense (income)	2,033	15,270	(15,354)	20,722
Adjusted EBITDA, non-GAAP	$18,643	$13,821	$35,955	$24,626

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by operating activities	$6,135	$6,909	$642	$755
Capital expenditures	(2,513)	(2,172)	(6,124)	(5,015)
Free cash flows, non-GAAP	$3,622	$4,737	$(5,482)	$(4,260)

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP:
(Loss) income before income taxes	$(2,427)	$(2,657)	$10,354	$(11,576)
Income tax (benefit) expense	(306)	725	4,942	5,338
Net (loss) income	$(2,121)	$(3,382)	$5,412	$(16,914)

Diluted (loss) income per common share	$(0.05)	$(0.08)	$0.13	$(0.41)

Diluted weighted-average common shares outstanding	41,683	40,755	42,405	40,595

Reconciliation of (loss) income before income taxes, GAAP to adjusted income, non-GAAP:
(Loss) income before income taxes, GAAP:	$(2,427)	$(2,657)	$10,354	$(11,576)
Adjustments:
Amortization expense	3,793	3,806	7,660	7,687
Loss on extinguishment of debt	—	—	3,669	—
Non-cash interest expense	484	464	1,064	926
Abandonment of CardioGenesis Cardiac laser therapy business	—	390	—	390
Corporate rebranding expense	—	69	—	218
Gain from sale of non-financial assets	—	(14,250)	—	(14,250)
Business development, integration, and severance expense (income)	2,033	15,270	(15,354)	20,722
Adjusted income before income taxes, non-GAAP	3,883	3,092	7,393	4,117

Income tax expense calculated at a tax rate of 25%	970	773	1,848	1,029
Adjusted net income, non-GAAP	$2,913	$2,319	$5,545	$3,088

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$(0.05)	$(0.08)	$0.13	$(0.41)
Adjustments:
Amortization expense	0.09	0.09	0.18	0.19
Loss on extinguishment of debt	—	—	0.09	—
Non-cash interest expense	0.01	0.01	0.02	0.02
Abandonment of CardioGenesis Cardiac laser therapy business	—	0.01	—	0.01
Corporate rebranding expense	—	—	—	0.01
Gain from sale of non-financial assets	—	(0.34)	—	(0.34)
Business development, integration, and severance expense (income)	0.05	0.37	(0.36)	0.50
Tax effect of non-GAAP adjustments	(0.04)	(0.03)	0.01	(0.10)
Effect of 25% tax rate	0.01	0.03	0.06	0.20
Adjusted diluted income per common share, non-GAAP	$0.07	$0.06	$0.13	$0.08

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	41,683	40,755	42,405	40,595
Adjustments:
Effect of dilutive stock options and awards	941	419	—	444
Diluted weighted-average common shares outstanding, non-GAAP	42,624	41,174	42,405	41,039